                                                                              EXHIBIT 10.1

                                 TBC CORPORATION
                            LONG TERM INCENTIVE PLAN

        Section 1.   Definitions.   As used herein, the following capitalized terms shall
have the meanings set forth below:

        - Award means the amount of Incentive Compensation a Participant earns under the Plan during an applicable Cycle.

        - Base Salary means the base salary earned by a Participant from employment with the Company and/or one or more of its subsidiaries on the beginning date of the applicable Cycle, including amounts which a Participant has elected to defer or to contribute to a flexible benefit, savings, or retirement plan established by the Company.

        - Board means the Board of Directors of the Company.

        - Change of Control means any change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as the same may be from time to time amended.

        - Code means the Internal Revenue Code of 1986, as from time to time amended.

        - Committee means the Compensation Committee of the Company's Board of
Directors.

        - Company means TBC Corporation.

        - Cycle means a period of two calendar years beginning on January 1 of the first year and ending on December 31 of the following year.  Multiple Cycles may be established and in effect at any given time under this Plan.

        - Incentive Compensation means compensation payable to a Participant under the provisions of the Plan.

        - Participant means the Chief Executive Officer of the Company and any other management or key staff employee of the Company or a subsidiary of the Company recommended by the Chief Executive Officer and the Committee and designated by the
Board to participate in the Plan.

        - Performance means the extent to which a Performance Measure is achieved during an applicable Cycle.

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        - Performance Objectives for each Performance Measure mean, collectively, the
Threshold Performance Objective and the Target Performance Objective for that
Performance Measure.

        - Plan means this Long Term Incentive Plan, as the same may be amended from time to time.

        - Performance Measure means one of the criteria by which the eligibility of a
Participant for an Award under the Plan, in respect of an applicable Cycle, is to be determined.  Performance Measures may be based upon financial results, unit sales, or any other criteria for which the Board determines (based upon the Committee's recommendation) that a Participant should receive Incentive Compensation if achieved.

        - Targeted Incentive Award for each Participant means the amount, stated as a percentage of Base Salary, which the Participant is expected to earn if Target
Performance Objectives for all Performance Measures applicable to that Participant are met.

        - Target Performance Objective for each Performance Measure means the
Performance at which 100% of an Award attributable to that Performance Measure will be earned by a Participant.

        - Threshold Performance Objective for each Performance Measure means the
Performance that must be exceeded before the Participant is eligible for any Award attributable to that Performance Measure.  No Award will be payable under the Plan to any Participant for Performance at or below the applicable Threshold Performance
Objective for a Performance Measure.

        Section 2.   Effective Date.   This Plan, as it shall be amended from time to time,
shall be effective January 1, 2002 and thereafter.

        Section 3.   Eligibility.   The Chief Executive Officer of the Company, and any
other management or key staff employees of the Company and its subsidiaries recommended by the Chief Executive Officer and the Committee and designated by the
Board, shall be eligible to participate in the Plan.  For the initial two year Cycle beginning on January 1, 2002, the individuals holding the following positions on
January 1, 2002 shall be Participants with the assigned Targeted Incentive Awards set forth below:

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                  Title                                               Targeted Incentive Award*

                  Chief Executive Officer, TBC Corp                                 75%
                  Chief Financial Officer, TBC Corp                                 50%
                  President, Tire Kingdom                                           50%
                  President, TBC Private Brands                                     50%
                  President, Big O Tires                                            50%
                  President, Carroll Tires                                          50%
                  Senior Vice President, Purchasing, TBC Corp                       35%
                  VP Human Resources, TBC Corp                                      35%

                  * As a percent of Base Salary at the beginning of Cycle

        Section 4.   Plan Overview; Procedure for Annual Implementation.

        4.01   The Plan affords every Participant an opportunity to earn Incentive
Compensation equal to a specified percentage of the Participant's Base Salary.  The percentage depends upon (i) the Targeted Incentive Award assigned to the Participant,
(ii) the Performance of the Performance Measures applicable to that Participant, (iii) the respective weightings of those Performance Measures, and (iv) the Performance
Objectives for each applicable Performance Measure.

        4.02   The Targeted Incentive Awards for Participants, which shall be stated as a percentage of Base Salary, shall be as determined by the Board from time to time based upon the Committee's recommendations; provided, however, that except as otherwise provided in Subsection 5.07, the percentage assigned as the Targeted
Incentive Award for any Participant shall not be reduced for any Cycle after the information described in Subsection 4.05 has been furnished to that Participant.

        4.03   As promptly as possible after the first day of each Cycle, beginning with the
2002 - 2003 Cycle, the Chief Executive Officer of the Company shall submit his recommendations to the Committee as to the employees (other than the Chief
Executive Officer) who should be Participants in the Plan for the current Cycle, the
Targeted Incentive Award to which each recommended Participant should be assigned, the Performance Measures applicable to each recommended Participant and their respective weightings, and the Threshold Performance Objective and Target
Performance Objective for each Performance Measure applicable to each recommended Participant, together with such explanations as the Chief Executive
Officer may deem appropriate or the Committee shall request.

        4.04   The Committee shall act promptly upon the recommendations of the Chief
Executive Officer of the Company as to the matters listed in Subsection 4.03, with such

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changes in the recommendations of the Chief Executive Officer as the Committee may
adopt, and shall at that time also determine its recommendation as to the Performance
Measures and the Performance Objectives for each Performance Measure which shall be applicable to the Chief Executive Officer for the current Cycle, as well as the respective weightings of each Performance Measure.  The Committee shall promptly forward its recommendations to the Board for its approval.

        4.05   Action by the Board in accordance with Subsection 4.04 shall constitute direction to the Chief Executive Officer of the Company to furnish to Participants for the current Cycle, as promptly as reasonably possible, information with respect to their respective Targeted Incentive Awards, Performance Measures, weighting, and
Performance Objectives for the current Cycle.

        4.06   To the extent practicable, determination of the Performance Measures and the Performance Objectives applicable to each Performance Measure shall be based upon the books and records of the Company and its subsidiaries kept in the ordinary course of business, including their audited financial statements and results of operations and such official and industry data as is generally available and relied upon by the Company and its competitors and suppliers in the industry.  The Board shall have the right to adjust Performance Objectives for any current Cycle as it deems appropriate due to the occurrence of extraordinary items during that Cycle (such as, by way of example and not in limitation, the acquisition or sale of a business unit or the
Company's decision to incur additional indebtedness or to make optional debt prepayments).  Any questions or disputes regarding the correctness, adequacy, definition, or otherwise of books, records, and data relied upon for determinations under the Plan shall, for all purposes of the Plan, be finally decided by the Board, acting upon the recommendation of the Committee and the Chief Executive Officer of
the Company and such other sources as the Board shall deem prudent.

        Section 5.   Award Formula; Calculation.

        5.01   Awards payable under the Plan shall be calculated as provided in this
Section 5.

        5.02   As to each Performance Measure applicable to a Participant, (i) if the
Threshold Performance Objective is not exceeded, no Award shall be made with respect to such Performance Measure; and (ii) if the Target Performance Objective is
met or exceeded, the amount used in calculating the Award attributable to that
Performance Measure shall be the Target Performance Objective for that Performance
Measure.

        5.03   For each Performance Measure for which the Performance exceeds the
Threshold Performance Objective for that Performance Measure, but is less than the
Target Performance Objective for that Performance Measure, the amount of the Award

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payable to a Participant shall be equal to the Participant's Base Salary, multiplied by the Targeted Incentive Award percentage applicable to that Participant, multiplied by the percentage weighting of that Performance Measure, multiplied by a fraction
(computed to the nearest hundredth of one percent), the numerator of which is an amount equal to the Performance of that Performance Measure less the Threshold
Performance Objective for that Performance Measure, and the denominator of which is an amount equal to the Target Performance Objective for that Performance Measure less the Threshold Performance Objective for that Performance Measure.

        5.04   Except as otherwise provided in Subsection 5.05 or 5.06, to receive an
Award for any Cycle, a Participant must be an employee of the Company or a subsidiary of the Company on the last of that Cycle.

        5.05   A Participant's Award for any Cycle shall be pro-rated in the event that the
Participant's employment was terminated prior to the last day of that Cycle by reason of retirement in accordance with the retirement policies of the Company, death, disability, or other circumstances approved by the Board.  Proration shall be based upon the number of days in the Cycle during which the individual was a Participant.

        5.06   Upon the occurrence of a Change of Control of the Company, Awards for each Cycle which includes the year in which such Change of Control occurs shall be deemed fully earned on the date of the Change of Control, as if the date of the Change of Control was the last day of the Cycle and as if the Target Performance Objective for
each Performance Measure applicable to Participants for that Cycle was met and exceeded.  Payment of the Awards for any such Cycle shall be made on the date of the
Change of Control.

        5.07   Notwithstanding any other provision of the Plan to the contrary, the Board shall have the right to reduce or cancel, prior to the last day of any Cycle, any
Participant's Award for that Cycle on the basis of the Participant's individual performance or in the event of conduct by the Participant which the Board determines is detrimental to the Company or any subsidiary of the Company.

        Section 6.   Payment of Awards.

        6.01   Promptly after receipt of the report of the Company's independent public accountants with respect to the consolidated financial statements of the Company and its subsidiaries for the second year in each Cycle, the Chief Executive Officer of the
Company shall certify to the Committee the Award calculations for each Participant for that Cycle and the Committee shall promptly forward the certification and its final Award recommendations to the Board.  The Board shall act upon the Committee's recommendations so as to permit payment of all Awards promptly thereafter and, in any event, within 75 days after the last day of the Cycle for which Awards are being paid.

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        6.02   Payment of Awards shall be made by check or direct deposit to the account of each Participant, in accordance with the regular practices of the Company or the subsidiary employing the Participant.  The Company or the employing subsidiary shall withhold from the gross amount of any Award all required amounts necessary to satisfy all applicable federal, state, and local withholding requirements.

        6.03   To the extent that the Board, in its sole discretion, shall determine that the payment of any portion of an Award earned by any Participant is not deductible by the
Company or any of its subsidiaries by reason of Section 162(m) of the Code, the
Company or the applicable subsidiary shall delay the payment of such portion of the
Award.  The Company shall remain obligated to pay in full the portion of any Award which is unpaid by reason of this Subsection and shall thereafter promptly pay such part thereof as the Board, in its sole discretion, shall from time to time determine is then deductible in accordance with Section 162(m) of the Code.  Until paid in full, the portion of an Award which is unpaid by reason of this Subsection shall bear interest, compounded daily and computed at an annual rate which is equal to the average yield for BBB Industrial Bonds, as published in the Standard & Poor's Corporate and
Government Bond Yield Index (or such similar index as the Board shall select) for the month last preceding the beginning of the then current calendar quarter.

        6.04   A Participant may designate one or more beneficiaries to receive any payment pursuant to the Plan that has not been made prior to the Participant's death.
Such designation shall be submitted to the Company on a form provided by the
Company.

        Section 7.   Amendment or Termination of the Plan.   The Plan shall be subject to
amendment or termination by the Board at any time for any reason, including perceived distortion of its objectives.  In addition, the Board may add Participants to the Plan or increase the Targeted Incentive Award assigned to any Participant for any Cycle in connection with a reassessment of positions or changes in organization or staffing.
Termination of the Plan shall not preclude subsequent payment of Awards earned under the Plan.

        Section 8.   Miscellaneous.

        8.01   The Plan and the potential or actual Awards granted under the Plan shall not confer upon any Participant the right to continued employment with the Company or any of its subsidiaries or affect in any way the right of the Company and its subsidiaries to terminate the employment of any Participant at any time and for any reason.

        8.02   No potential or actual Award under the Plan shall be assigned, transferred, pledged, or otherwise encumbered by a Participant unless pursuant to a designation of beneficiary in accordance with Subsection 6.04 or by will or the laws of descent and distribution.

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        8.03   The Plan shall inure to the benefit of and be binding upon each successor of the Company and its subsidiaries.  All rights and obligations imposed upon a
Participant and all rights granted to the Company and its subsidiaries under the Plan shall be binding upon the Participant's heirs, legal representatives, and successors.

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